EXHIBIT 99


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of The Bank of New York Company, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of The Bank of New York Company, Inc. and subsidiaries (the "Company") as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Bank of New York Company, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


\s\  Deloitte & Touche LLP

New York, New York
February 26, 1996